Exhibit 99.1

P10 Completes Acquisition of Western Technology Investment, Market Leader in Venture Debt

Dallas, Texas – October 13, 2022 – P10, Inc. (NYSE: PX) (“P10” or the “Company”), a leading private markets solutions provider, today announced it has completed its previously announced acquisition of all of the outstanding membership interests of Westech Investment Advisors LLC, a California limited liability company (“WTI”) (the “Acquisition” or “Transaction”) through its subsidiary, P10 Intermediate Holdings LLC, for a purchase price consisting of $97,000,008 in cash and an aggregate of 3,916,666 membership units of P10 Intermediate Holdings, LLC, which can be exchanged into 3,916,666 shares of P10 common stock, following applicable restrictive periods.

P10 expects WTI to contribute more than $12.5 million in Adjusted EBITDA in its first full year following the closing. Moreover, assuming current and historic deployment pace, we expect the next WTI flagship fund (Fund XI) to be raised and activated in 2024, with strong expected incremental margins on additional management fee revenues.

P10 Co-CEOs Robert Alpert and C. Clark Webb commented, “We are excited to welcome WTI to the P10 family. WTI has a distinguished track record spanning four decades and is an industry pioneer and leader in venture debt. Adding WTI to our platform further distinguishes P10’s differentiated investment solutions.”

About WTI

Western Technology Investment (www.westerntech.com) is a Portola Valley, CA-based investment firm with a 40-year track record focused on providing senior secured financing to early-stage and emerging stage life sciences and technology companies. Since 1994, WTI has raised 11 funds (10 core debt funds and one small equity vehicle), deploying approximately $7.8 billion in aggregate loan commitments. WTI’s most recent debt funds charge management fees on committed capital with a typical fund life of 10 years and an average management fee rate of ~2%. WTI’s tenured investment team includes deep experience as entrepreneurs and operators which provides them with valuable insight into the analysis of prospective transactions and serves as a differentiator relative to competitive firms.

About P10

P10 is a leading multi-asset class private markets solutions provider in the alternative asset management industry. P10’s mission is to provide its investors differentiated access to a broad set of investment solutions that address their diverse investment needs within private markets. As of June 30, 2022, P10 has a global investor base of over 2,700 investors across 49 states, 53 countries and six continents, which includes some of the world’s largest pension funds, endowments, foundations, corporate pensions, and financial institutions. Visit www.p10alts.com.

Forward Looking Statements

Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance, and business. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties, and assumptions. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy, our ability to manage the effects of events outside of our control; our ability to consummate the Transaction in anticipated timeframe or at all; and the potential effects of the Transaction on P10. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 21, 2022, and in our subsequent reports filed from time to time with the SEC. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

P10 Press and Investor Contact:

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